Exhibit 10.1

AMENDMENT NO. 1
(Amended and Restated Credit Agreement)

This Amendment No. 1 ("Agreement") dated as of January 16, 2009 ("Effective Date") is among Abraxas Energy Partners, L.P., a Delaware limited partnership ("Borrower"), the lenders party to the Credit Agreement described below from time to time as Lenders, and Société Générale, as Administrative Agent (in such capacity, the "Administrative Agent") and as Issuing Lender (in such capacity, the "Issuing Lender").

RECITALS

A.                      The Borrower, the Lenders, the Issuing Lender and the Administrative Agent are parties to the Amended and Restated Credit Agreement dated as of January 31, 2008, (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; each capitalized term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary).

B.                      Contemporaneously herewith, the Borrower, the Subordinated Agent and the Subordinated Lenders (each as defined in the Credit Agreement) propose to make certain amendments to the Subordinated Credit Agreement (as defined in the Credit Agreement) pursuant to that certain Amendment No. 1 dated as of January 16, 2009 (the "Subordinated Credit Agreement Amendment") among the Borrower, the Subordinated Agent and the Subordinated Lenders.

C.                      The Borrower has requested that the Lenders (a) consent to (i) the Subordinated Credit Agreement Amendment and (ii) the terms of that certain Amendment No. 1 to Intercreditor Agreement and Subordination dated as of January 16, 2009 (the "Intercreditor Amendment") among the Administrative Agent, the Subordinated Agent, the Borrower and the Guarantors, (b) redetermine the amount of the Borrowing Base as provided herein, and (c) make certain amendments to the Credit Agreement as provided herein.

THEREFORE, the Borrower, the Lenders, the Issuing Lender and the Administrative Agent hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01Terms Defined Above.  As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.

Section 1.02Other Definitional Provisions. The words "hereby", "herein", "hereinafter", "hereof", "hereto" and "hereunder" when used in this Agreement shall refer to this Agreement as a whole and not to any particular Article, Section, subsection or provision of this Agreement.  Article, Section, subsection and Exhibit references herein are to such Articles, Sections, subsections and Exhibits of this Agreement unless otherwise specified. All titles or

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headings to Articles, Sections, subsections or other divisions of this Agreement or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto.  Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular.  Words denoting gender shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.  Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.

ARTICLE II.

CONSENT

Section 2.01Consent; Acknowledgment; Agreement.  Subject to the terms of this Amendment, the Administrative Agent and the Lenders hereby consent to (a) the execution and delivery of the Intercreditor Amendment and the terms and conditions thereof and (b) the execution and delivery of the Subordinated Credit Agreement Amendment and the terms and conditions thereof.  The consents by the Lenders and by the Administrative Agent described in this Section 2.01 are collectively referred to herein as the "Consents."  The Consents are contingent upon the satisfaction of the conditions precedent described in Article VI below.  Such Consents are strictly limited to the extent described herein.  Nothing contained herein shall be construed to be a consent to or a permanent waiver of the Sections covered by the Consents provided for herein or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or any other Loan Document.  The Lenders reserve the right to exercise any rights and remedies available to them in connection with any other present or future defaults with respect to any provision of the Credit Agreement or any other Loan Document.  The descriptions herein of the Consents are based upon the information provided to the Lenders on or prior to the date hereof, and, to the extent that material information is incorrect or omitted with respect to any activity, event or circumstance that could result in a Default or Event of Default, such Consent shall not be deemed to apply to such activity, event or circumstance.  The failure of the Lenders to give notice to the Borrower of any such Defaults or Events of Default is not intended to be nor shall be a waiver thereof.  The Borrower hereby agrees and acknowledges that the Lenders require and will require strict performance by the Borrower of all of its obligations, agreements and covenants contained in the Credit Agreement and the other Loan Documents pursuant to the terms thereof, and no inaction or action regarding any Default or Event of Default is intended to be or shall be a waiver thereof.

ARTICLE III.

BORROWING BASE

Section 3.01Redetermination of Borrowing Base.  Subject to the terms of this Amendment, the parties hereto agree that, as of the Effective Date, the Borrowing Base shall be equal to $140,000,000 and such Borrowing Base shall remain in effect at such amount until the Borrowing Base is redetermined in accordance with the Credit Agreement.

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ARTICLE IV.

AMENDMENTS

Section 4.01Section 1.01 of the Credit Agreement is hereby amended as follows:

(a)           Each of the following defined terms is deleted in its entirety and replaced with the following:

"Adjusted Reference Rate" means, for any day, the fluctuating rate per annum of interest equal to the greatest of (a) the Reference Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus ½ of 1%, and (c) a rate determined by the Administrative Agent to be the Daily One-Month LIBOR plus 1.50%.  Any change in the Adjusted Reference Rate due to a change in the Reference Rate, the Federal Funds Rate or the Daily One-Month LIBOR shall be effective on the effective date of such change in the Reference Rate, Federal Funds Rate or Daily One-Month LIBOR.

"Applicable Margin" means, with respect to any Advance, (a) during such times as any Event of Default exists, 3% per annum plus the rate per annum otherwise applicable under clause (b) below, and (b) at all other times:

(i)           for any day during the Subordinated Loan Period, the rate per annum set forth below for the relevant Type of such Advance based on the relevant Utilization applicable from time to time, and

Utilization	Eurodollar Rate Advances	Reference Rate Advances
Less than or equal to 25%	2.50%	1.50%
Greater than 25% but less than 50%	2.75%	1.75%
Equal to or greater than 50% but less than 75%	3.00%	2.00%
Equal to or greater than 75% but less than 85%	3.25%	2.25%
Equal to or greater than 85%	3.50%	2.50%

(ii)           for any day other than a day during the Subordinated Loan Period, the rate per annum set forth below for the relevant Type of such Advance based on the relevant Utilization applicable from time to time.

Utilization	Eurodollar Rate Advances	Reference Rate Advances
Less than or equal to 25%	2.00%	1.00%
Greater than 25% but less than 50%	2.25%	1.25%
Equal to or greater than 50% but less than 75%	2.50%	1.50%
Equal to or greater than 75% but less than 85%	2.75%	1.75%
Equal to or greater than 85%	3.00%	2.00%

The Applicable Margin for any Advance shall change when and as the relevant date or Utilization changes, when and as the Subordinated Loan Period ends and when and as any such Event of Default commences or terminates.

"Commitment Fee Rate" means the per annum commitment fee rate set forth below and applicable from time to time.  The Commitment Fee Rate shall change when and as the relevant Utilization changes:

Utilization	Rate
Less than or equal to 25%	0.300%
Greater than 25% but less than 50%	0.375%
Equal to or greater than 50% but less than 75%	0.375%
Equal to or greater than 75% but less than 85%	0.500%
Equal to or greater than 85%	0.500%
(b)           The following new terms are added in alphabetical order:

"Amendment No. 1 Effective Date" means January 16, 2009.

"APC Letter of Credit" means the "APC Letter of Credit" as defined in the Subordinated Credit Agreement.

"Capital Expenditures" means, for the Borrower and its Subsidiaries for any period, the aggregate of all expenditures and costs paid or, without duplication, accrued by the Borrower and such Subsidiaries during such period that are for items which should be capitalized in accordance with GAAP, including intangible drilling and development expenditures.

"Daily One-Month LIBOR" means, for any day, the rate of interest per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) determined pursuant to the following formula:

Daily One Month LIBOR =                               Base LIBOR
100% - LIBOR Reserve Percentage

 For purposes of this definition:

(a)           "Base LIBOR" means the rate per annum for United States dollar deposits quoted by the Administrative Agent for the purpose of

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calculating effective rates of interest for loans making reference to the "Daily One-Month LIBOR", as the inter-bank offered rate in effect from time to time for delivery of funds for one (1) month in amounts approximately equal to the principal amount of such loans; provided that the Administrative Agent may base its quotation of the inter-bank offered rate upon such offers or other market indicators of the inter-bank market as the Administrative Agent in its discretion deems appropriate including, but not limited to, the Eurodollar Rate.

(b)           "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, adjusted by the Administrative Agent for expected changes in such reserve percentage during a one (1) month period.

"Subordinated Loan Period" means the period from and including the Amendment No. 1 Effective Date to and including the Subordinated Loan Termination Date.

"Subordinated Loan Termination Date" means the first date on which (a) the Subordinated Debt (other than contingent expense reimbursement and indemnification obligations) has been paid in cash in full, (b) all Hedge Contracts between the Borrower or any of its Subsidiaries and any Subordinated Lender that is not also a Lender hereunder or any Affiliate of such a Subordinated Lender have been terminated, (c) the Subordinated Loan Documents have been terminated (except as to expense reimbursement and indemnification provisions), and (d) the Subordinated Lenders have executed and delivered to the Administrative Agent all documents and instruments required to release and terminate the Liens securing the Subordinated Obligations.

Section 4.02Section 2.03(e)(ii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Reference Rate Advances.

Section 4.03Section 6.05 of the Credit Agreement is hereby amended by (a) adding the phrase "and pursuant to the Exchange Agreement" after the phrase "pursuant to the Registration Rights Agreement" in the lead-in to such Section, and (b) by deleting clause (b) of such Section and replacing it in its entirety with the following:

(b) the Borrower may declare and pay quarterly cash distributions to its equity interest holders of Available Cash so long as before and after giving effect to such distribution and any redetermination of the Borrowing Base as a result of such distribution (1) no Default exists and (2) no Borrowing Base Deficiency exists; provided that:

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(i)no such cash distribution shall be made using the proceeds of any Advance unless the Unused Commitment Amount, as it may have been calculated as a result of such distribution, is greater than or equal to 10% of the lesser of (A) the then effective Borrowing Base or (B) the aggregate Commitments;

(ii)           with respect to the cash distribution scheduled to be made on or about May 15, 2009 attributable to the first quarter of 2009, no such distribution shall be made unless (A) the sum of the Borrower’s unrestricted cash and Unused Commitment Amount after giving effect to such distribution shall be at least $20,000,000; provided that, for the avoidance of doubt, the undrawn amount of the APC Letter of Credit or any proceeds received from a draw thereunder shall not constitute unrestricted cash, or (B) the Subordinated Loan Termination Date shall have occurred; and

(iii)           with respect to cash distributions made during the Subordinated Loan Period, no such distribution shall exceed $0.44 per unit of Equity Interests of the Borrower then outstanding per quarter; and

Section 4.04Article VI of the Credit Agreement is hereby amended by adding a new Section 6.21 to the end thereof as follows:

Section 6.21                                Limitation on Capital Expenditures.  The Borrower shall not, nor shall it permit any of its Subsidiaries to, make or commit to any Capital Expenditure at any time during the Subordinated Loan Period, except Capital Expenditures in the ordinary course of business not exceeding $12,500,000 in the aggregate.

Section 4.05Section 9.01(a) of the Credit Agreement is hereby amended by (A) deleting the semicolon after clause (x) and replacing it with "; or" and (B) adding the new clause (xi) to the end thereof as follows:

(xi) amend or waive Section 6.05;

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Section 5.01Representations and Warranties.  The Borrower represents and warrants that: (a) its representations and warranties contained in Article IV of the Credit Agreement and its representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents to which it is a party are true and correct in all material respects on and as of the Effective Date, as though made on and as of such date, except those representations and warranties that speak of a certain date, which representations and warranties were true and correct as of such date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of  the Borrower and have been duly authorized by appropriate corporate action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and

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approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Instruments are valid and subsisting and secure the Borrower's obligations under the Loan Documents.

ARTICLE VI.

CONDITIONS

This Agreement shall become effective and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

Section 6.01Documentation.  The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of (a) this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Administrative Agent, the Issuing Lender and the Lenders and (b) the Intercreditor Amendment.

Section 6.02Subordinated Credit Agreement Amendment.  The Administrative Agent shall have received true and correct copies of the fully-executed Subordinated Credit Agreement Amendment and such agreement shall have become effective.

Section 6.03No Default.  No Default shall have occurred and be continuing as of the Effective Date.

Section 6.04Representations.  The representations and warranties in this Agreement shall be true and correct in all material respects.

Section 6.05Fees and Expenses.  The Borrower shall have paid (a) an amendment fee in the amount of $350,000 to the Administrative Agent for the pro rata account of the Lenders and (b) all fees and expenses of the Administrative Agent's outside legal counsel and other consultants pursuant to all invoices presented for payment on or prior to the Effective Date.

ARTICLE VII.

MISCELLANEOUS

Section 7.01Effect on Loan Documents; Acknowledgments.

(a)           The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

(b)           The Administrative Agent, the Issuing Lender, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents.  Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent, the Issuing Lender or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent, any Issuing Lender or any Lender to collect the full amounts owing to them under the Loan Documents.

(c)           Each of the Borrower, the Administrative Agent, the Issuing Lender, and the Lenders does hereby adopt, ratify, and confirm the Credit Agreement, and acknowledges and

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agrees that the Credit Agreement and all other Loan Documents are and remain in full force and effect, and the Borrower acknowledges and agrees that its liabilities under the Credit Agreement and the other Loan Documents are not impaired in any respect by this Agreement or the consent and amendment granted hereunder.
(d)           This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 7.02Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

Section 7.03Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Lenders, the Borrower, the Administrative Agent, the Issuing Lender and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 7.04Invalidity.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 7.05Governing Law.  This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of New York.

Section 7.06Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

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